Exhibit 10.10

RESTRICTED SHARE AWARD AGREEMENT
UNDER THE CIMPRESS N.V.
2015 INDUCEMENT SHARE PLAN
Name of Grantee:    [•]
Number of Shares:    [•]
Grant Date:        [•]
Pursuant to the Cimpress N.V. 2015 Inducement Share Plan (the “Plan”), Cimpress N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), hereby transfers to the Grantee named above the number of ordinary shares, par value €0.01 per share (the “Shares”), of the Company specified above in accordance with Section 2:86c of the Dutch Civil Code, subject to the restrictions and conditions set forth herein and in the Plan (the “Award”), and the Grantee accepts the Shares transferred in accordance with this Award Agreement. This Award is intended to be an award of Shares described in Rule 5635(c)(4) of the Marketplace Rules of the NASDAQ Stock Market, Inc. and is being made to the Grantee as an inducement material to the Grantee’s entering into employment with the Company or its Subsidiary after giving effect to, and pursuant to, (i) a Share Purchase Agreement, dated as of July 31, 2015, between Cimpress UK Limited (a wholly-owned subsidiary of the Company) and the Grantee (the “Purchase Agreement”); and (ii) an Exchange Agreement, dated as of July 31, 2015, between the Company and the Grantee (the “Exchange Agreement”).
1.Award. The Grantee shall hold the Shares and shall be entered as the shareholder of record on the books of the Company. The Grantee has all the rights of a shareholder with respect to the Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below. To the extent that any of the Shares have not yet vested pursuant to Section 3 below, such unvested Shares shall be deemed to be and are hereinafter referred to as “Restricted Shares”. Immediately upon vesting, such vested Shares shall cease to be Restricted Shares and the book entries for the Shares shall be free and clear of any and all restrictions imposed by the Company (it being understood that the transferability of such vested Shares shall continue to be subject to (a) the Grantee’s compliance with applicable securities laws and (b) for so long as the Grantee’s employment relationship with the Company or any of its Subsidiaries or affiliates remains in effect, the Company’s insider trading policy). On the date hereof, the Grantee shall deliver to the Company a power of attorney endorsed in blank in the form set forth on Exhibit A hereto. If any of the events specified in Section 4(a) below occur prior the date on which the applicable Shares vest pursuant to Section 3, then in such circumstances the Grantee shall sign all other instruments and documents and take all actions that the Company may deem necessary or desirable in order to transfer the Restricted Shares to the Company as set forth in Section 4 below.

2.Restrictions and Conditions.

(a)The book entries for the Restricted Shares granted herein shall note that the Restricted Shares are subject to the restrictions set forth herein and in the Plan.

(b)Subject to Section 8 below, the Grantee shall not sell, assign, transfer, pledge or otherwise encumber or dispose of the Restricted Shares granted herein prior to vesting. The Restricted Shares shall not be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void.

3.Vesting of Restricted Shares. Subject to Section 4 below, the restrictions and conditions in Section 2 of this Award Agreement shall lapse on the vesting dates specified in the following schedule:

Incremental Number of Shares Vested	Vesting Date

Upon the applicable vesting date, (a) the corresponding number of Shares shall no longer be deemed Restricted Shares, (b) the Company shall promptly, at its sole cost and expense, remove all restrictions from the book entries for the corresponding vested Shares, and (c) promptly following the written request of the Grantee, the Company shall take such steps as are reasonably necessary to cause such vested Shares to be transmitted by the Company’s transfer agent to the Grantee by crediting the account of the Grantee’s primary broker with the Depository Trust Company as directed by the Grantee. The Administrator may at any time accelerate the vesting schedule specified in this Section 3, and will notify the Grantee in writing immediately upon any such acceleration.
4.Obligation to Transfer Restricted Shares in Prescribed Circumstances.

(a)If any of the following occurs prior to the vesting of the Restricted Shares granted herein, the Grantee shall immediately transfer the Restricted Shares that have not vested as of the effective date of such occurrence to the Company, without payment of consideration therefor and without any requirement of notice to the Grantee or other action by or on behalf of the Company: (i) the Grantee’s employment with the Company and its Subsidiaries or affiliates is terminated by the Grantee, except on the grounds of the Grantee’s “Disability” (as defined below); (ii) the Grantee’s employment with the Company and its Subsidiaries or affiliates is terminated by the Company or its Subsidiaries or affiliates with “Cause” (as defined below); or (iii) after a termination of the Grantee’s employment for any reason, the Grantee materially breaches the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality agreement, non-competition agreement or other agreement between the Grantee and the Company or any of its Subsidiaries. For clarity, except as otherwise provided in the immediately preceding sentence, the Restricted Shares shall continue to vest as set forth in Section 3 after a termination of the Grantee’s employment with the Company or its Subsidiaries or affiliates for any other reason (including by reason of the death of the Grantee).

(b)For purposes of this Award Agreement, “Disability” means that the Grantee, based upon reasonable medical evidence, has become physically or mentally incapacitated so as to render him or her incapable of performing his or her usual and customary duties, with or without reasonable accommodation, for 180 days or more within a 365 day consecutive period. The Grantee shall also be considered to have a Disability for the purposes of this Award Agreement if he or she is found to be disabled within the meaning of the Company’s long-term disability insurance coverage as then in effect (or would be so found if he or she applied for the coverage or benefits).

(c)For purposes of this Award Agreement, “Cause” means a dismissal as a result of (i) the Grantee engaging in any act of (A) theft, fraud or embezzlement or (B) misappropriation of funds or property of the Company or any of its Subsidiaries (other than the occasional, customary and de minimis use of company property for personal purposes); (ii) any gross misconduct, material violation of the

Company’s written contractual employment policies, or wilful and deliberate non-performance of duty by the holder in connection with the business affairs of the Company or any of its Subsidiaries, which is not cured within ten (10) days after receipt of written notice from the Company or any of its Subsidiaries detailing the Grantee’s alleged failure with reasonable particularity (it being understood that the Grantee may not cure the same or a substantially similar gross misconduct or violation more than one time and, in the case of any such subsequent gross misconduct or violation, the Grantee shall not be entitled to a cure period provided such prior violation was documented in writing); (iii) the Grantee’s unreasonable failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation; or (iv) the Grantee’s material breach of any of the material provisions set forth in any non-competition, non-solicitation or confidentiality obligation to which the Grantee is subject.

(d)For purposes of the Award, the following events are not deemed a termination of employment: (i) a transfer to the employment of the Company from a Subsidiary or affiliate of the Company or from the Company to a Subsidiary or affiliate, or from one Subsidiary or affiliate of the Company to another; or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

5.Investment Representations.

(a)Purchase Entirely for Own Account. The Grantee hereby confirms that the Grantee is acquiring the Shares for investment for the Grantee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Grantee has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Award Agreement, the Grantee further represents that the Grantee does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

(b)Disclosure of Information. The Grantee has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The future value of the Shares is unknown and cannot be predicted with certainty. If the Grantee receives Shares upon vesting, the value of such Shares may increase or decrease in value.

(c)Restricted Securities. The Grantee understands that the Shares have not been, and will not be, registered under the U.S. Securities Act of 1933, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantee’s representations as expressed herein. The Grantee understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Grantee must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Grantee acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Grantee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company that are outside of the Grantee’s control and that the Company is under no obligation and may not be able to satisfy.

(d)No General Solicitation. Neither the Grantee, nor any of its agents or partners has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

(e)Residence. The Grantee resides in the United Kingdom, is not a U.S. person as defined in Rule 902(k) of Regulation S promulgated under the Securities Act of 1933, and is not acquiring the Shares for the account or benefit of a U.S. person.

6.Dividends. If at any time the Company declares and pays any dividends, the Company shall pay such dividends on the Shares to the Grantee at the same time as it pays dividends to its other shareholders.

7.Incorporation of Plan.

(a)Subject to Section 7(b) below, this Award is subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Award Agreement have the meaning specified in the Plan, unless a different meaning is specified herein.

(b)In the event of any conflict or ambiguity between the terms of this Award Agreement and the Plan, the terms of this Award Agreement shall prevail.

8.Transferability.

(a)Subject to Section 8(b) below, this Award Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise.

(b)This Award Agreement shall be binding on and shall survive for the benefit of the Grantee’s successors in the event of the death of the Grantee.

9.Election Under Section 431. The Grantee and the Company agree that they shall, within 10 days of this award, make a joint election pursuant to section 431 Income Tax (Earnings and Pensions) Act 2003 for the full disapplication of Chapter 2 of Part 7 of that Act. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisers with regard to the section 431 election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

10.No Obligation to Continue Employment. Neither the Company nor any Subsidiary or affiliate is obligated by or as a result of the Plan or this Award Agreement to continue the Grantee’s employment, and neither the Plan nor this Award Agreement interferes in any way with the right of the Company or any Subsidiary or affiliate to terminate the employment of the Grantee at any time.

11.Company Representations. The Company hereby represents and warrants to the Grantee that:

(a)The Company’s execution and delivery of this Award Agreement and the consummation by it of the transactions contemplated hereby (including, but not limited to, the transfer of the Shares to the Grantee following the parties’ execution and delivery of this Award Agreement) have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, its board of directors or its shareholders in connection therewith.

(b)The Shares, when transferred to the Grantee in accordance with the terms of this Award Agreement, will be duly and validly issued, fully paid and free and clear of all liens, other than restrictions on transfer provided for in this Award Agreement, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Grantee to the Company, the Shares will be transferred to the Grantee in compliance with all applicable U.S. federal and state securities laws.

12.Data Privacy Notice and Consent. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee, including the Grantee’s name, home address and telephone number, date of birth, social security number or identification number (or equivalent), salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan (“Data”). The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data by the Company and its subsidiaries and affiliates and understands and agrees that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for employment purposes, including implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to E*Trade Financial Services, Inc. or another stock plan service provider or other third parties assisting the Company with processing of Data. The Grantee understands that these recipients may be located in the United States, and that the recipient’s country may have different data privacy laws and protections than in the Grantee’s country. The Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described in this Section, including any requisite transfer to E*Trade Financial Services, Inc., or such other stock plan service provider or other third party as may be required for the administration of the Plan or the subsequent holding of Shares on the Grantee’s behalf. The Grantee understands that he or she may, at any time, request access to the Data, request any necessary amendments to it or refuse or withdraw the consents in this Section, in any case without cost, by contacting in writing his or her local human resources representative. The Grantee understands, however, that withdrawal of consent may affect the Grantee’s ability to participate in or realize benefits from the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

13.Integration. This Agreement, the Plan, the Purchase Agreement and the Exchange Agreement constitute the entire agreement between the parties with respect to this Award and supersede all prior agreements and discussions between the parties concerning such subject matter.

14.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
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EXECUTED as of the date first set forth above.

CIMPRESS N.V.

By:
Name:
Title:	Member of the Management Board

[Signature Page to Restricted Share Award Agreement]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
[•]

Grantee's Address:

Grant Number:

Exhibit A
Power of Attorney
dated _________ 2015
THE UNDERSIGNED:
first name(s):     _____________________________
surname:     _____________________________
date of birth:     _____________________________
place of birth:     _____________________________
WHEREAS:

(A)
on or about the date of this power of attorney the undersigned (the “Grantee”) and Cimpress N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (“Cimpress”), entered into a restricted share award agreement under the Cimpress N.V. 2015 inducement share plan (the “Agreement”), a copy of which Agreement is listed hereto as Annex 1; and

(B)
in the circumstances specified in Section 4 of the Agreement, the Grantee shall immediately transfer the Restricted Shares that have not vested as of the effective date of such occurrence to Cimpress without payment of consideration therefor and without any requirement of notice to the Grantee or other action by or on behalf of Cimpress.

HEREBY GRANTS AN IRREVOCABLE POWER OF ATTORNEY TO:
Cimpress to effectuate a transfer on behalf of the Grantee to Cimpress of any of the Restricted Shares, if and when the Grantee is obliged to transfer any of the Restricted Shares to Cimpress under the Agreement.
This power of attorney is irrevocable.
This power of attorney can also be exercised and is valid even if there is a conflict or potential conflict of interest within the meaning of section 3:68 of the Netherlands Civil Code (Selbsteintritt).
This power of attorney is governed by and is to be construed in all respects in accordance with the laws of the Netherlands.

By: [•]

ANNEX 1
Restricted share award agreement under the Cimpress N.V. 2015 inducement share plan